Exhibit 99

Restaurant Brands International Inc. Reports Third Quarter 2017 Results

Oakville, Ontario – October 26, 2017 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the third quarter ended September 30, 2017.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “During the third quarter, we continued to grow each of our three iconic brands all around the world. BURGER KING®’s strong momentum continued in the US and internationally, both in terms of comparable sales and net restaurant growth. At TIM HORTONS®, we began to see the positive impact of our recent initiatives, including the roll out of our espresso-based beverage platform, as well as our mobile app launch. We made further progress integrating POPEYES®, and we continue to be very excited about the growth prospects for the brand in the US and around the world. We believe that, together with our restaurant owners, we have the right strategy in place to drive long-term growth for each of our three iconic brands.”

Third Quarter 2017 Highlights:

•	Total Revenues of $1,208.6 million versus $1,075.7 million in prior year period

•	Net Income Attributable to Common Shareholders of $91.4 million versus $86.3 million in prior year period

•	Diluted EPS of $0.37 versus $0.36 in prior year period

•	Comparable sales, in constant currency, of 0.3% at Tim Hortons (“TH”), 3.6% at Burger King (“BK”), and (1.8)% at Popeyes Louisiana Kitchen (“PLK”)

•	System-wide sales growth, in constant currency, of 3.0% at TH, 11.2% at BK, and 4.5% at PLK

•	Adjusted EBITDA of $565.1 million was up 7.6% on an organic basis versus prior year combined results (including Popeyes)

•	Adjusted Diluted EPS of $0.58 versus $0.43 in prior year period

•	RBI declared dividends of $0.21 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2017

Consolidated Operational Highlights

	Three Months Ended September 30,
	2017	2016
	(unaudited)
Comparable Sales
TH	0.3%	2.0%
BK	3.6%	1.7%
PLK	(1.8)%	1.8%
Net Restaurant Growth
TH	4.2%	3.4%
BK	6.6%	3.9%
PLK	5.9%	5.9%
System Restaurant Count at Period End
TH	4,680	4,492
BK	16,253	15,243
PLK	2,809	2,653
System-wide Sales Growth
TH	3.0%	4.8%
BK	11.2%	7.0%
PLK	4.5%	8.3%
System-wide sales (in US$ millions)
TH	$1,812.3	$1,690.4
BK	$5,335.0	$4,776.7
PLK	$897.3	$781.6

Note: Comparable sales and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. For 2016, PLK figures are shown for informational purposes only.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2017	2016
	(unaudited)
Total Revenues	$1,208.6	$1,075.7
Net Income Attributable to Common Shareholders(1)	$91.4	$86.3

Net Income Attributable to Common Shareholders and Noncontrolling Interests(1)	$179.0	$170.1
Diluted Earnings per Share(1)	$0.37	$0.36

TH Adjusted EBITDA(2)	$294.4	$287.1
BK Adjusted EBITDA(2)	$233.9	$201.8
PLK Adjusted EBITDA(2)	$36.8	N/A

Adjusted EBITDA(3)	$565.1	$488.9

Adjusted Net Income(1)(3)	$275.6	$201.4
Adjusted Diluted Earnings per Share(1)(3)	$0.58	$0.43

(1)	On January 1, 2017, we adopted a new accounting standard related to the tax impact of equity based compensation. As a result, our effective tax rate was reduced by 6.8% and 4.5% for the three and nine months ended September 30, 2017, respectively, and our effective adjusted tax rate was reduced by 5.0% and 3.3% for the three and nine months ended September 30, 2017, respectively. There was no impact to our results for the three and nine months ended September 30, 2016.
(2)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.
(3)	Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.

Total Revenues for the third quarter grew primarily as a result of the inclusion of our PLK segment, as well as system-wide sales growth at both TH and BK. Net Income Attributable to Common Shareholders for the quarter was driven by the inclusion of our PLK segment and growth in TH and BK segment income, offset primarily by an increase in loss on early extinguishment of debt, due to the early partial redemption of our 6% Second Lien Notes.

Adjusted EBITDA for the quarter grew 7.6% on an organic basis versus prior year combined results (including Popeyes), driven primarily by an increase in revenue.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2017	2016
	(unaudited)
Comparable Sales	0.3%	2.0%
System-wide Sales Growth	3.0%	4.8%
System-wide Sales	$1,812.3	$1,690.4

Net Restaurant Growth	4.2%	3.4%
System Restaurant Count at Period End	4,680	4,492

Sales	$585.5	$563.0
Franchise and Property Revenues	$241.5	$226.9

Total Revenues	$827.0	$789.9

Cost of Sales	$454.2	$436.7
Franchise and Property Expenses	$83.2	$77.7
Segment SG&A	$24.1	$17.0
Segment Depreciation and Amortization	$26.1	$25.7
Adjusted EBITDA(2)(4)	$294.4	$287.1

(4)	TH Adjusted EBITDA includes $2.8 million and $2.9 million of cash distributions received from equity method investments for the three months ended September 30, 2017 and 2016, respectively.

For the third quarter of 2017, system-wide sales growth was primarily driven by net restaurant growth of 4.2%. Comparable sales of 0.3% was primarily driven by Canada comparable sales of 0.6%.

Total Revenues for the quarter grew 4.7% (1.0% excluding the impact of FX movements) versus prior year, reflecting growth in system-wide sales.

Adjusted EBITDA for the quarter grew 2.5% ((1.1)% excluding the impact of FX movements) versus the prior year period, primarily as a result of an increase in Total Revenues, including a favorable impact of FX movements.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2017	2016
	(unaudited)
Comparable Sales	3.6%	1.7%
System-wide Sales Growth	11.2%	7.0%
System-wide Sales	$5,335.0	$4,776.7

Net Restaurant Growth	6.6%	3.9%
System Restaurant Count at Period End	16,253	15,243

Sales	$23.4	$23.4
Franchise and Property Revenues	$290.2	$262.4

Total Revenues	$313.6	$285.8

Cost of Sales	$21.3	$20.4
Franchise and Property Expenses	$33.1	$32.1
Segment SG&A	$38.0	$43.5
Segment Depreciation and Amortization	$12.7	$12.0
Adjusted EBITDA(2)	$233.9	$201.8

For the third quarter of 2017, system-wide sales growth was driven by net restaurant growth of 6.6% and comparable sales of 3.6%, which was primarily driven by US comparable sales of 4.0%.

Total Revenues for the quarter grew 9.7% (9.2% excluding the impact of FX movements) versus prior year, reflecting growth in system-wide sales.

Adjusted EBITDA for the quarter grew 15.9% (15.5% excluding the impact of FX movements) versus prior year, primarily as a result of an increase in Total Revenues.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2017	2016
	(unaudited)
Comparable Sales	(1.8)%	1.8%
System-wide Sales Growth	4.5%	8.3%
System-wide Sales	$897.3	$781.6

Net Restaurant Growth	5.9%	5.9%
System Restaurant Count at Period End	2,809	2,653

Sales	$22.7	N/A
Franchise and Property Revenues	$45.3	N/A

Total Revenues	$68.0	N/A

Cost of Sales	$17.8	N/A
Franchise and Property Expenses	$2.2	N/A
Segment SG&A	$12.8	N/A
Segment Depreciation and Amortization	$1.6	N/A
Adjusted EBITDA(2)	$36.8	N/A

For the third quarter of 2017, system-wide sales growth was driven by net restaurant growth of 5.9%, partially offset by comparable sales of (1.8)%, which was primarily driven by US comparable sales of (2.6)%.

Cash and Liquidity

As of September 30, 2017, total debt was $11.8 billion, and net debt (total debt less cash and cash equivalents of $3.6 billion) was $8.2 billion. On October 25, 2017, the RBI Board of Directors declared a dividend of $0.21 per common share and Class B exchangeable limited partnership unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2017. The dividend will be payable on January 3, 2018 to shareholders and unitholders of record at the close of business on December 15, 2017.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, October 26, 2017, to review financial results for the third quarter ended September 30, 2017. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors

Markus Sturm, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $29 billion in system-wide sales and over 23,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the positive impact of our recent initiatives at Tim Hortons®, including the roll out of our espresso-based beverage platform, as well as our mobile app launch; our expectations regarding our progress integrating POPEYES® and the growth prospects in the US and around the world; and expectations regarding whether we have the right strategy in place to drive long-term growth for each of our three iconic brands. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Sales	$631.6	$586.4	$1,784.1	$1,635.5
Franchise and property revenues	577.0	489.3	1,557.8	1,398.9

Total revenues	1,208.6	1,075.7	3,341.9	3,034.4
Operating costs and expenses:
Cost of sales	493.3	457.1	1,376.9	1,285.7
Franchise and property expenses	118.5	109.8	343.2	323.5
Selling, general and administrative expenses	100.1	82.2	318.7	228.5
(Income) loss from equity method investments	(4.1)	(2.6)	(8.9)	(16.6)
Other operating expenses (income), net	21.5	8.7	82.1	38.2

Total operating costs and expenses	729.3	655.2	2,112.0	1,859.3

Income from operations	479.3	420.5	1,229.9	1,175.1
Interest expense, net	136.0	117.3	375.4	349.6
Loss on early extinguishment of debt	58.2	—	78.6	—

Income before income taxes	285.1	303.2	775.9	825.5
Income tax expense	38.3	64.6	119.0	171.0

Net income	246.8	238.6	656.9	654.5

Net income attributable to noncontrolling interests	87.9	84.8	223.3	224.8
Preferred share dividends	67.5	67.5	202.5	202.5

Net income attributable to common shareholders	$91.4	$86.3	$231.1	$227.2

Earnings per common share
Basic	$0.39	$0.37	$0.98	$0.98
Diluted	$0.37	$0.36	$0.95	$0.96
Weighted average shares outstanding
Basic	236.6	233.9	235.7	232.5
Diluted	478.6	470.6	477.7	469.7
Cash dividends declared per common share	$0.20	$0.16	$0.57	$0.45

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,607.1	$1,460.4
Accounts and notes receivable, net of allowance of $18.2 and $14.3, respectively	421.9	403.5
Inventories, net	91.9	71.8
Advertising fund restricted assets	110.8	57.7
Prepaids and other current assets	108.1	103.6

Total current assets	4,339.8	2,097.0
Property and equipment, net of accumulated depreciation and amortization of $585.1 and $474.5, respectively	2,158.2	2,054.7
Intangible assets, net	11,121.8	9,228.0
Goodwill	5,810.3	4,675.1
Net investment in property leased to franchisees	76.1	91.9
Derivative assets	—	717.9
Other assets, net	421.3	260.3

Total assets	$23,927.5	$19,124.9

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$365.2	$369.8
Other accrued liabilities	530.6	469.3
Gift card liability	130.3	194.4
Advertising fund liabilities	154.1	83.3
Current portion of long term debt and capital leases	77.5	93.9

Total current liabilities	1,257.7	1,210.7
Term debt, net of current portion	11,303.6	8,410.2
Capital leases, net of current portion	238.7	218.4
Other liabilities, net	1,354.0	784.9
Deferred income taxes, net	2,200.3	1,715.1

Total liabilities	16,354.3	12,339.3

Redeemable preferred shares; no par value; 68,530,939 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016	3,297.0	3,297.0
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2017 and December 31, 2016; 237,278,477 shares issued and outstanding at September 30, 2017; 234,236,678 shares issued and outstanding at December 31, 2016	2,019.6	1,955.1
Retained earnings	541.1	445.7
Accumulated other comprehensive income (loss)	(425.1)	(698.3)

Total Restaurant Brands International Inc. shareholders’ equity	2,135.6	1,702.5
Noncontrolling interests	2,140.6	1,786.1

Total shareholders’ equity	4,276.2	3,488.6

Total liabilities, redeemable preferred shares and shareholders’ equity	$23,927.5	$19,124.9

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$656.9	$654.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	134.9	129.0
Premiums paid and non-cash loss on early extinguishment of debt	75.9	—
Amortization of deferred financing costs and debt issuance discount	25.2	29.1
(Income) loss from equity method investments	(8.9)	(16.6)
Loss (gain) on remeasurement of foreign denominated transactions	64.7	16.1
Net losses on derivatives	23.1	15.3
Share-based compensation expense	38.0	25.9
Deferred income taxes	(3.1)	34.6
Other	12.8	8.0
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	0.3	20.0
Inventories and prepaids and other current assets	(12.5)	(3.0)
Accounts and drafts payable	(30.4)	11.8
Advertising fund restricted assets and fund liabilities	18.1	4.0
Other accrued liabilities and gift card liability	(161.4)	(23.8)
Other long-term assets and liabilities	(20.1)	14.1

Net cash provided by operating activities	813.5	919.0

Cash flows from investing activities:
Payments for property and equipment	(16.9)	(18.2)
Proceeds from disposal of assets, restaurant closures, and refranchisings	19.6	18.1
Net payment for purchase of Popeyes, net of cash acquired	(1,635.9)	—
Return of investment on direct financing leases	11.8	12.5
Settlement/sale of derivatives, net	771.8	4.9
Other investing activities, net	(2.3)	2.0

Net cash provided by (used for) investing activities	(851.9)	19.3

Cash flows from financing activities:
Proceeds from issuance of long-term debt	4,350.0	—
Repayments of long-term debt and capital leases	(1,690.0)	(52.7)
Payment of financing costs	(57.0)	—
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(451.9)	(396.9)
Proceeds from stock option exercises	17.5	12.5
Other financing activities, net	(6.2)	0.8

Net cash provided by (used for) financing activities	2,162.4	(436.3)

Effect of exchange rates on cash and cash equivalents	22.7	14.6
Increase (decrease) in cash and cash equivalents	2,146.7	516.6
Cash and cash equivalents at beginning of period	1,460.4	757.8

Cash and cash equivalents at end of period	$3,607.1	$1,274.4

Supplemental cashflow disclosures:
Interest paid	$340.2	$285.9
Income taxes paid	$189.3	$93.3
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$23.0	$22.5

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer for TH and BK and 65 weeks or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

For 2017, PLK comparable sales, system-wide sales growth and system-wide sales are for the period from July 1, 2017 through September 30, 2017. Comparable sales and system-wide sales growth are calculated using the same period in the prior year (July 1, 2016 through September 30, 2016). For 2017, PLK net restaurant growth is for the period from October 3, 2016 through September 30, 2017. PLK restaurant count is as of September 30, 2017 for the current period, and as of October 2, 2016 for the comparative period, inclusive of temporary closures. For 2016, PLK figures are shown for informational purposes only and are consistent with PLK’s former fiscal calendar. Consequently, PLK results for 2017 may not be comparable to those of 2016.

	Three Months Ended September 30,
Comparable Sales by Largest Market	2017	2016
TH - Canada	0.6%	1.7%
BK - US	4.0%	(0.7)%
PLK - US	(2.6)%	1.5%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2017	2016	2017	2016
Segment SG&A TH(1)	$24.1	$17.0	$71.4	$48.3
Segment SG&A BK(1)	38.0	43.5	110.3	122.9
Segment SG&A PLK(1)	12.8	—	27.2	—
Share-based compensation and non-cash incentive compensation expense	12.5	11.8	42.9	31.0
Depreciation and amortization(2)	5.8	5.5	17.1	15.9
PLK Transaction costs	6.9	—	49.8	—
Integration costs	—	4.4	—	10.4

Selling, general and administrative expenses	$100.1	$82.2	$318.7	$228.5

(1)	Segment SG&A includes segment selling expenses and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, and integration costs.
(2)	Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2017	2016	2017	2016
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$3.4	$3.3	$14.9	$19.6
Litigation settlements and reserves, net	0.6	0.4	1.7	2.0
Net losses (gains) on foreign exchange(4)	17.7	4.1	64.9	16.1
Other, net	(0.2)	0.9	0.6	0.5

Other operating expenses (income), net	$21.5	$8.7	$82.1	$38.2

(3)	Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods. Net losses (gains) on disposals of assets, restaurant closures, and refranchisings for the three and nine months ended September 30, 2017 and the three and nine months ended September 30, 2016 primarily reflects losses in connection with refranchisings in our TH business.
(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax expense, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes and integration costs associated with the acquisition of Tim Hortons. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments. PLK revenues and segment income from March 28, 2017 through September 30, 2017 are included in our consolidated statement of operations for the nine months ended September 30, 2017.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates. In addition, for organic growth comparative purposes, we are presenting PLK pre- and post-combination results, including Popeyes’ pre-combination Adjusted EBITDA determined in accordance with RBI’s methodology as reflected in the reconciliation table.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended September 30, 2017

(Unaudited)

					Impact of FX
	Actual		Q3 ‘17 vs. Q3 ‘16		Movements	Organic Growth
(in US$ millions)	Q3 ‘17	Q3 ‘16	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$827.0	$789.9	$37.1	4.7%	$28.9	$8.2	1.0%
BK	$313.6	$285.8	$27.8	9.7%	$1.5	$26.3	9.2%
PLK(a)	$68.0	$64.0	$4.0	6.3%	$(0.1)	$4.1	6.4%

Combined Total Revenues	$1,208.6	$1,139.7	$68.9	6.0%	$30.3	$38.6	3.4%

Adjusted EBITDA
TH	$294.4	$287.1	$7.3	2.5%	$10.5	$(3.2)	(1.1)%
BK	$233.9	$201.8	$32.1	15.9%	$0.8	$31.3	15.5%
PLK(a)	$36.8	$25.8	$11.0	42.6%	$(0.1)	$11.1	43.0%

Combined Adjusted EBITDA	$565.1	$514.7	$50.4	9.8%	$11.2	$39.2	7.6%

(a)	RBI acquired Popeyes Louisiana Kitchen, Inc. (“Popeyes”) on March 27, 2017. Prior to its acquisition by RBI, Popeyes operated on a fiscal period basis consisting of a 16-week first fiscal quarter and 12-week second through fourth fiscal quarters. Subsequent to its acquisition by RBI, Popeyes commenced reporting on a calendar quarter basis consistent with RBI. Q3’17 for PLK represents the period from July 1, 2017 through September 30, 2017, while Q3’16 for PLK represents the 12 weeks ended October 2, 2016. Consequently, PLK results for the prior year period may not be comparable.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

Historical Popeyes Adjusted EBITDA

	Q1 ‘16	Q2 ‘16	Q3 ‘16	Q4 ‘16	Q1 ‘ 17	FY 16
(in US$ millions)	16 Weeks Ended 4/17/16(a)	12 Weeks Ended 7/10/16(b)	12 Weeks Ended 10/2/16(c)	12 weeks Ended 12/25/16(d)	12/26/16 through 3/27/17(e)	Fiscal Year Ended 12/25/16(d)
Revenues	$82.2	$61.7	$64.0	$61.0	$64.2	$268.9
Reconciliation of Adjusted EBITDA to Net Income
Net income (loss)	$12.9	$10.3	$10.4	$9.2	$(1.2)	$42.8
Interest expense, net	1.3	1.0	1.1	1.2	1.3	4.6
Income tax expense (benefit)	7.9	6.2	6.2	6.8	(15.0)	27.1
Depreciation and amortization	3.0	2.3	2.4	2.4	2.4	10.1
Share-based compensation	2.0	1.9	2.0	0.9	1.4	6.8
Popeyes transaction costs	—	—	—	—	33.5	—
Other operating expenses (income), net	(0.1)	—	3.7	0.5	0.2	4.1

Adjusted EBITDA	$27.0	$21.7	$25.8	$21.0	$22.6	$95.5

(a)	Derived from Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Popeyes Louisiana Kitchen, Inc. (“Popeyes”) on May 25, 2016.
(b)	Derived from Form 8-K filed with the SEC by Popeyes on August 16, 2016.
(c)	Derived from Form 8-K filed with the SEC by Popeyes on November 9, 2016.
(d)	Derived from Form 8-K filed with the SEC by Popeyes on February 22, 2017.
(e)	Derived from Popeyes internal records.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2017	2016	2017	2016
Segment income:
TH	$294.4	$287.1	$831.7	$793.9
BK	233.9	201.8	637.8	581.9
PLK	36.8	—	70.0	—

Adjusted EBITDA	565.1	488.9	1,539.5	1,375.8
Share-based compensation and non-cash incentive compensation expense(1)	12.5	11.8	42.9	31.0
PLK Transaction costs(2)	6.9	—	49.8	—
Integration costs(3)	—	4.4	—	10.4
Impact of equity method investments(4)	(1.3)	0.3	(0.1)	(7.6)
Other operating expenses (income), net	21.5	8.7	82.1	38.2

EBITDA	525.5	463.7	1,364.8	1,303.8
Depreciation and amortization	46.2	43.2	134.9	128.7

Income from operations	479.3	420.5	1,229.9	1,175.1
Interest expense, net	136.0	117.3	375.4	349.6
Loss on early extinguishment of debt	58.2	—	78.6	—
Income tax expense	38.3	64.6	119.0	171.0

Net income	$246.8	$238.6	$656.9	$654.5

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2017	2016	2017	2016
Net income	$246.8	$238.6	$656.9	$654.5
Income tax expense	38.3	64.6	119.0	171.0

Income before income taxes	285.1	303.2	775.9	825.5
Adjustments:
Franchise agreement amortization	7.7	6.9	22.2	20.4
Amortization of deferred financing costs and debt issuance discount	8.5	9.8	25.2	29.1
Interest expense and loss on extinguished debt(5)	61.4	3.2	88.0	9.5
PLK Transaction costs(2)	6.9	—	49.8	—
Integration costs(3)	—	4.4	—	10.4
Impact of equity method investments(4)	(1.3)	0.3	(0.1)	(7.6)
Other operating expenses (income), net	21.5	8.7	82.1	38.2

Total adjustments	104.7	33.3	267.2	100.0
Adjusted income before income taxes	389.8	336.5	1,043.1	925.5

Adjusted income tax expense(6)	46.7	67.6	152.7	187.1

Adjusted net income before preferred share dividends	343.1	268.9	890.4	738.4

Preferred share dividends	67.5	67.5	202.5	202.5

Adjusted net income	$275.6	$201.4	$687.9	$535.9

Adjusted diluted earnings per share	$0.58	$0.43	$1.44	$1.14
Weighted average diluted shares outstanding	478.6	470.6	477.7	469.7

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2016 and 2017 cash bonus, respectively.

(2)	In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses during the three and nine months ended September 30, 2017, respectively, primarily consisting of professional fees and compensation related expenses.

(3)	In connection with the implementation of initiatives to integrate the back-office processes of TH and BK to enhance efficiencies, we incurred certain non-recurring selling, general and administrative expenses related to these initiatives during the three and nine months ended September 30, 2016, respectively, primarily consisting of professional fees.

(4)	Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)	Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(6)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.